                                                                    Exhibit 11.1

                             Neurogen Corporation
              Computation of Net Earnings (Loss) Per Common Share
      (in thousands, except Net Earnings (Loss) per Common Share amounts)

                         Three Months    Three Months     Nine Months     Nine Months
                             Ended           Ended           Ended           Ended
                        Sept. 30, 1995  Sept. 30, 1994  Sept. 30, 1995  Sept. 30, 1994
                          (Unaudited)     (Unaudited)     (Unaudited)     (Unaudited)
                        --------------  --------------  --------------  --------------
Primary:

Weighted average shares
 of common stock
 outstanding                 11,359         10,080          10,532           9,346

Dilutive effect of:
  Warrants (1)                    -              -              37               -
  Stock options (1)               -              -           1,031               -
                            -------        -------         -------         -------
Common and common
 equivalent shares           11,359         10,080          11,600           9,346
                            =======        =======         =======         =======
Net income (loss)           $(1,040)       $(1,669)        $ 9,494         $(5,234)
                            =======        =======         =======         =======
Earnings (loss) per
 common equivalent
 shares (1)                 $ (0.09)       $ (0.17)        $  0.82         $ (0.56)
                            =======        =======         =======         =======
Fully diluted:

Weighted average shares
 of common stock
 outstanding                 11,359         10,080          10,532           9,346

Dilutive effect of:
  Warrants (1)                    -              -              42               -
  Stock options (1)               -              -           1,482               -
                            -------        -------         -------         -------
Common and common
 equivalent shares           11,359         10,080          12,056           9,346
                            =======        =======         =======         =======
Net income (loss)           $(1,040)       $(1,669)        $ 9,494         $(5,234)
                            =======        =======         =======         =======
Earnings (loss) per
 common and common
 equivalent shares (1)      $     -        $     -         $  0.79         $     -
                            =======        =======         =======         =======

(1) The common stock equivalents have not been included in periods with losses as their inclusion would be antidilutive.